EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2012 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the year ended December 31, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

November 16, 2012